UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2011

Skyworks Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-376-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of By-laws

On March 23, 2011, the board of directors of Skyworks Solutions, Inc. (the “Company”) approved an amendment to Article II, Section 10 of the Company’s Second Amended and Restated By-laws (the “By-laws”) to clarify the voting standard required to approve certain matters presented for a vote at meetings of the Company’s stockholders. The text of Article II, Section 10 of the By-laws, marked to show the change effected by the amendment is set forth below.

Article II

SECTION 10                             Voting. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of stock held by such stockholder. Any vote on stock may be given by the stockholder entitled thereto in person or by proxy appointed by an instrument in writing, subscribed (or transmitted by electronic means and authenticated as provided by law) by such stockholder or by the stockholder’s attorney thereunto authorized, and delivered to the Secretary; provided, however, that no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the stockholders, all matters shall be decided by the vote (which need not be by ballot) of a majority in interest of the stockholders present in person or by proxy and entitled to vote ~~thereat~~ thereon, a quorum being present.

A clean, non-marked copy of the text of the amendment is set forth in Exhibit 3.1 hereto. All other terms of the By-laws will not change. The amendment was effective immediately upon its approval by the Company’s board of directors. The Company will file a complete copy of the By-laws, as amended, as an exhibit to its next periodic report.

Item 9.01                                             Financial Statements and Exhibits.

(d)              Exhibits

Exhibit	Description

Exhibit 3.1	Amendment to Article II, Section 10 of the Second Amended and Restated By-laws of Skyworks Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2011	Skyworks Solutions, Inc.

	By:	/s/ Mark V. B. Tremallo
	Name:	Mark V. B. Tremallo
	Title:	Vice President, General Counsel and Secretary